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                                                                  Exhibit 10(ii)

[Sutherland Asbill & Brennan LLP Letterhead]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information incorporated by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 for American Forerunner Series, issued through the New England Variable Annuity Separate Account (File No. 333-51676). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                               SUTHERLAND ASBILL & BRENNAN LLP


                               By: /s/ STEPHEN E. ROTH
                                   Stephen E. Roth


Washington, D.C.
July 16, 2004